EXHIBIT 12.6





                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                      CRYSTALLEX INTERNATIONAL CORPORATION

                                       AND

                                 DANIEL R. ROSS

                                   MADE AS OF

                                  JULY 1, 2002


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                        CONFIDENTIAL EMPLOYMENT AGREEMENT
                        ---------------------------------



                  THIS AGREEMENT made as of the 1st day of July, 2002.

BETWEEN:

                  CRYSTALLEX INTERNATIONAL CORPORATION, a Corporation incorporated pursuant to the laws of Canada, having its head office in the City of Vancouver in the Province of British Columbia

                  (hereinafter referred to as the "Employer"),

                                                             OF THE FIRST PART,

                                     - and -

                  DANIEL R. ROSS, of the City of Toronto, in the Province of
                                  Ontario,

                  (hereinafter referred to as the "Employee"),

                                                            OF THE SECOND PART.

WHEREAS the Employer has employed the Employee since the 1st day of September, 2001 as its Executive Vice President, Corporate Counsel and Secretary, and the Employer and the Employee wish to continue such employment upon and subject to the terms and conditions hereinafter set forth.

                  THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         EMPLOYMENT
           ----------

           (A)    EMPLOYMENT
                  ----------

                  Subject to the terms and conditions herein contained, the Employee shall be employed by the Employer as its Executive Vice President, Corporate Counsel and Secretary and shall perform such duties and exercise such powers related thereto as may from time to time be assigned to him by the President and Chief Executive Officer of the Employer. The requirement that the Employee devote his time to the business of the Employer shall not preclude him from

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undertaking other business and personal activities that do not, singly or in the aggregate, materially impair his ability to fulfil his responsibilities under this Agreement.

           (B)    TERM OF EMPLOYMENT
                  ------------------
                  The employment of the Employee hereunder shall be for a period of four (4) years and six (6) months to terminate on the 31st day of December, 2006, subject to any renewal of this Agreement pursuant to Section 5 and subject to earlier termination of this Agreement pursuant to Section 4. The Employer shall give to the Employee written notice of its intent to renew or terminate this Agreement at least three (3) calendar years prior to December 31, 2006. In the event that the Employer fails to give such notice, this Agreement automatically shall be extended for one year and shall continue to be extended each year thereafter until the Employer gives such three (3) year written notice.

2.       REMUNERATION
         ------------

         (A)      SALARY
                  ------

                  The Employer shall pay the Employee during the term of this Agreement a base annual salary of CDN$400,000 payable monthly in arrears. The base annual salary shall not be reduced during the term of this Agreement but shall be reviewed by the Employer on or prior to the 1st of November in each year of the term and may be increased in the discretion of the Employer. Any changes in base salary shall be as agreed upon in writing between the parties.

         (B)      BONUS
                  -----

                  In addition to the base salary specified in paragraph 2(a), the Employer shall annually negotiate with and pay to the Employee, if applicable, a bonus and/or incentive compensation based upon his performance, which bonus and/or incentive compensation shall be, in any event, at least the equivalent of fifty percent of the Employee's base salary.

         (C)      BENEFITS
                  --------

                  The Employer shall pay during the term of this Agreement the full premium cost of the Employee's existing life insurance, disability income, accident and health insurance, including family health insurance, as described in Schedule "A" attached hereto, in accordance with the terms thereof.

         (D)      VACATION
                  --------

                  During the term of this agreement the Employee shall be entitled to five (5) weeks vacation with pay per annum. Such vacation shall be taken at a time or times acceptable to the Employer having regard to its operations.


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         (E)      EXPENSES
                  --------

                  The Employee shall be reimbursed for all travelling and other out-of-pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses the Employee shall furnish to the Employer statements and vouchers as and when required by the Employer. Included in such expenses shall be the operating costs of the Employee's home office.

         (F)      DIRECTOR'S OPTIONS
                  ------------------

                  The Employee shall participate in the Employer's then current directors' option plan as long as he remains a director of the Employer, such participation reflecting his membership on the Employer's Board of Directors and on the Board's standing committees.

3.       EMPLOYEE'S COVENANTS
         --------------------

         (A)      DUTIES AND RESPONSIBILITIES
                  ---------------------------

                  The Employee shall duly and diligently perform all the duties assigned to him while in the employ of the Employer, and shall truly and faithfully account for and deliver to the Employer all money, securities and things of value belonging to the Employer which the Employee may from time to time receive for, from or on account of the Employer. The Employee shall well and faithfully serve the Employer and shall use his best efforts to promote the interests of the Employer.

         (B)    NON-DISCLOSURE
                --------------

                  The Employee shall not (either during the continuance of the employment or at any time thereafter) disclose any information relating to the private or confidential affairs of the Employer or relating to any secrets of the Employer to any person other than for the Employer's purposes and shall not (either during the continuance of the employment or at any time thereafter) use for his own purposes or for any purposes other than those of the Employer any such information or secrets he may acquire in relation to the business of the Employer.

4.       TERMINATION OF EMPLOYMENT
         -------------------------

         (A)      TERMINATION BY EMPLOYER FOR CAUSE
                  ---------------------------------

                  The Employer may terminate this Agreement at any time for cause by written notice of termination to the Employee. "Cause" for the purposes of such termination shall be limited to the Employee's willful breach in any material respect of any of the covenants of this


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Agreement, which breach continues for 30 days following receipt of written notice given by the Employer specifying the breach and requesting that the Employee correct the same.

         (B)    TERMINATION BY EMPLOYEE ON NOTICE
                ---------------------------------

                The Employee may terminate this Agreement upon the giving of 30 days written notice to the Employer in the event of any material breach of this Agreement by the Employer or in the event that there is any material change in the ownership or control of the Employer, directly or indirectly. For the purposes of this Agreement material breach shall include the following:

                    (i) A material decrease in the authority or responsibility of the Employee's position; or

                   (ii) A decrease in compensation, including base salary and bonus; or

                  (iii) A failure to pay promptly when due the premium cost of the benefits provided to the Employee and/or his family pursuant to this Agreement.

         (C)    TERMINATION ON DEATH OR DISABILITY
                ----------------------------------

                In the event of the Employee's death, the Employee's employment hereunder shall terminate, effective as at the date of death, and the Employer shall pay to the estate of the Employee the compensation, including salary and bonus, that would otherwise have been paid to the Employee for a period of eighteen (18) months. If the Employee, due to physical or mental illness, shall be disabled from performing the essential functions of his employment hereunder for a continuous period of not less than twelve (12) months, then, in that event, the Employer or the Employee may, by written notice, terminate the Employee's employment under this Agreement effective as at a date twenty four
(24) months after the notice is given. The Employee's salary shall not be reduced during such twelve (12) month period and thereafter, until termination, shall only be reduced by the amount paid to the Employee under any insurance or similar benefit to which the Employee is entitled in the event of disability.

        (D)     CHANGE OF CONTROL
                -----------------

                Notwithstanding anything herein contained, in the event that there is a change in control of Employer and the employment of the Employee is terminated or the Employer otherwise fails to abide by the terms of this Agreement, the Employer shall pay to the Employee, within thirty (30) days of such change in control, the grossed up value of the salary, bonuses and benefits provided to the Employee pursuant to this Agreement from the date of the change in control until the termination date of this Agreement or for a period of three
(3) years, whichever shall be the greater. For the purposes of this paragraph, a sale of all or substantially all of the assets of the Employer shall be deemed to be a change in control.

        (E)     CONTINUATION OF BENEFITS
                ------------------------

                  In the event of termination of this Agreement for any reason other than cause pursuant to subsection 4(a) hereof, the Employer shall continue to provide for the benefit of the


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                                       -5-

Employee and/or his family, as the case may be, benefits as herein provided for a period of three (3) years after the date of termination.

        (F)       RETURN OF PROPERTY
                  ------------------

                  Upon any termination of this Agreement the Employee shall at once deliver or cause to be delivered to the Employer all books, documents, effects, money, securities or other property belonging to the Employer or for which the Employer is liable to others, which are in the possession, charge, control or custody of the Employee.

        (G)       NO MITIGATION OR OFFSET
                  -----------------------

                  In the event of the termination of this Agreement for any reason whatsoever, save and except termination for cause, the Employee shall be under no obligation to seek other employment, and there shall be no offset against amounts due to the Employee under the provisions of this Agreement on account of any remuneration attributable to subsequent employment or that he may otherwise obtain.

5.      RENEWAL OF AGREEMENT
        --------------------

        (A)       OFFER TO RENEW BY EMPLOYER
                  --------------------------

                  The Employer may offer to extend this Agreement for a period of one year and so on from year to year by giving notice in writing to the Employee by not later three (3) years prior to the date of termination of this Agreement as such date may then be extended. Such notice shall include the Employer's proposals for any changes in terms or conditions of employment. The Employee shall communicate his acceptance of such offer by giving notice in writing thereof to the Employer no later than two (2) weeks after receipt of the said offer. Any proposed changes in salary, benefits or other terms and conditions of employment shall be agreed upon in writing between the parties.

        (B)       AUTOMATIC RENEWAL
                  -----------------

                  This Agreement shall automatically be extended for successive periods of one year's duration on the same terms and conditions of employment or on such terms and conditions of employment as are agreed upon in writing between the parties unless the Employer has given at least (3) years written notice that this Agreement is to terminate at the end of the initial term of four (4) years and six (6) months or at the end of any extended term hereunder.

        (C)       NON-RENEWAL
                  -----------
                  In the event one of the parties gives written notice that this Agreement is to terminate at the end of the initial term or any extended term as set forth in this Agreement, this Agreement shall expire and the employment hereunder shall terminate without any notice or payment of salary or benefit plan contributions in lieu of notice at the end of the initial term or such extended term, as the case may be.


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5.       GENERAL
         -------

         (A)      SECTIONS AND HEADINGS
                  ---------------------

                  The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in this subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

        (B)       NUMBER
                  ------

                  In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

        (C)       SCHEDULES
                  ---------

                  The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

                  Schedule A - Benefit Plans

        (D)       BENEFIT OF AGREEMENT
                  --------------------

                  This Agreement shall enure to the benefit of and be binding upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer respectively.

        (E)       ENTIRE AGREEMENT
                  ----------------

                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

        (F)       AMENDMENTS AND WAIVERS
                  ----------------------

                  No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.


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         (G)      SEVERABILITY
                  ------------

                  If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

         (H)      NOTICES
                  -------

                  Any demand, notice or other communication (hereinafter in this Section 6 referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:

                  To the Employee:

                  Daniel R. Ross,

                  506 Edith Cavell Blvd.,

                  Port Stanley, Ontario,

                  N5L 1G9

                  To the Employer:

                  Crystallex International Corporation,

                  Ste 902, 700 West Pender St.,

                  Vancouver, B.C.,

                  V6C 1G8.

                  or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the third day, other than a Saturday, Sunday or statutory holiday in Ontario, following the deposit thereof in the mail. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.

         (I)      FURTHER ASSURANCES
                  ------------------

                  Each party must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.


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         (J)      GOVERNING LAW
                  -------------

                  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         (K)      ATTORNMENT
                  ----------

                  For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. The Employer and the Employee each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent the Employer from proceeding at its election against the Employee in the courts of any other province or country.

         (L)      COPY OF AGREEMENT
                  -----------------

                  The employee hereby acknowledges receipt of a copy of this Agreement duly signed by the Employer.

                  IN WITNESS WHEREOF the parties have executed this Agreement.

SIGNED, SEALED AND DELIVERED

In the presence of

/s/ Sarah Wightwick                    /s/ Daniel R. Ross
----------------------                 ------------------
    Sarah Wightwick                        Daniel R. Ross



                                       Crystallex International Corporation

                                       Per /s/ Marc J. Oppenheimer Pres. & CEO
                                           -----------------------------------
                                                     Authorized Officer

SCHEDULE "A"